EXHIBIT (h)(1)(b)

            AMENDMENT TO THE TRANSFER AGENCY AND DIVIDEND DISBURSING
                         AGENCY AGREEMENT BY AND BETWEEN
                             TD WATERHOUSE TRUST AND
                        NATIONAL INVESTOR SERVICES CORP.

         Amendment made as of August 31, 2000 to the Transfer Agency and Dividend Disbursing Agency Agreement dated as of November 5, 1999 (the "Agreement"), by and between TD WATERHOUSE TRUST (the "Trust") and NATIONAL INVESTOR SERVICES CORP. ("NISC").

                                   WITNESSETH:

WHEREAS, the Trust and NISC desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Each of the TD Waterhouse Bond Index Fund, TD Waterhouse 500 Index Fund, TD Waterhouse Extended Market Index Fund, TD Waterhouse Asian Index Fund, TD Waterhouse European Index Fund, TD Waterhouse Technology Fund and TD Waterhouse Tax Managed Growth Fund is included as a "Portfolio" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                            TD WATERHOUSE TRUST


                                            By:  /s/ George A. Rio
                                                 ---------------------------


                                            NATIONAL INVESTOR SERVICES CORP.


                                            By: /s/ Joseph Barra
                                                ---------------------------